Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Tuesday, November 5, 2013		bob.lougee@usamobility.com
USA Mobility Reports Third Quarter Operating Results;
Board Declares Regular Quarterly Dividend
Wireless Subscriber and Revenue Trends Continue to Improve
As Operating Margins and ARPU Remain Strong;
Software Bookings Increase, Backlog Reaches Record High

Springfield, VA (November 5, 2013) - USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the third quarter ended September 30, 2013. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on December 10, 2013 to stockholders of record on November 20, 2013.

Consolidated revenue for the third quarter was $49.7 million, compared to $52.3 million in the second quarter and $55.1 million in the third quarter of 2012. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $37.1 million in the third quarter, compared to $37.8 million in the second quarter and $41.4 million in the third quarter of 2012. Revenue from the Software business (Amcom Software) was $12.6 million in the third quarter versus $14.5 million in the second quarter and $13.7 million in the third quarter of 2012. The decrease in Software revenue reflects the continuing remediation efforts to address a previously disclosed material weakness in the design of internal control over the timing of Software revenue recognition. Revenue associated with projects completed in the quarter has been deferred and will be recognized in the fourth quarter after a 90 day warranty period has expired.

Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $13.4 million, or 27.0 percent of revenue, compared to $17.8 million, or 32.2 percent of revenue, in the third quarter of 2012. Third quarter EBITDA included $13.8 million from Wireless, compared with $14.3 million for the second quarter and $16.3 million for the third quarter of 2012, and negative $0.4 million from Software, compared with $1.4 million for the second quarter and $1.5 million for the third quarter of 2012.

Net income for the third quarter was $5.8 million, or $0.26 per fully diluted share, compared to $8.0 million, or $0.36 per fully diluted share, in the third quarter of 2012.

Highlights for the third quarter included:

Wireless

•
The annual rate of revenue erosion again improved to an all-time low of 10.6 percent, compared to 11.7 percent in the second quarter and 14.6 percent in the third quarter of 2012, while the quarterly rate of revenue erosion improved to a two-year low of 1.9 percent from 2.6 percent in the second quarter and 3.1 percent in the year-earlier quarter.

•
The annual rate of subscriber erosion was 8.9 percent in the third quarter, compared to 8.7 percent in the second quarter and 10.2 percent in the third quarter of 2012, while the quarterly rate of unit erosion was 2.6 percent versus 2.4 percent in the second quarter and 2.3 percent in the third quarter of 2012. Net unit losses totaled 37,000 in the third quarter, equal to the third quarter of 2012. Units in service at September 30, 2013 totaled 1,408,000 compared to 1,546,000 a year earlier.

•	Total ARPU (average revenue per unit) was $8.22 in the third quarter, the same as the second quarter and compared to $8.36 in the third quarter of 2012.

•	Third quarter EBITDA margin for Wireless was 37.3 percent, compared to 38.0 percent in the second quarter and 39.3 percent in the year-earlier quarter.
Software

•	Bookings for the third quarter increased to $17.3 million from $15.6 million in the second quarter and $15.7 million in the third quarter of 2012.

•	Backlog reached a record high of $43.8 million at September 30, compared to $39.6 million at June 30 and $36.2 million a year earlier.

•
Of the $12.6 million in Software revenue for the third quarter, $7.0 million was maintenance revenue and $5.6 million was operations revenue, compared to $6.6 million and $7.1 million, respectively, of $13.7 million in Software revenue for third quarter of 2012.

•	The renewal rate for maintenance in the third quarter was 99.0 percent.
Total Company

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $36.3 million in the third quarter, with $23.3 million for Wireless and $13.0 million for Software, compared to $37.3 million in the third quarter of 2012, with $25.1 million for Wireless and $12.2 million for Software.

•	Capital expenses were $2.5 million versus $2.7 million in the third quarter of 2012.

•	Dividends paid to stockholders totaled $2.7 million in the third quarter.

•	The Company’s cash balance at September 30, 2013 was $83.0 million.

•
The number of full-time equivalent employees at September 30, 2013 totaled 652, including 355 for Wireless and 297 for Software, compared to a total of 676 at September 30, 2012, including 396 for Wireless and 280 for Software.

Vincent D. Kelly, president and chief executive officer, said: “USA Mobility again made solid progress in the third quarter as both our Wireless and Software operations met or exceeded their performance goals in most key operating categories. During the quarter we continued to see growing demand from our customers for enterprise-wide solutions that integrate both our Wireless and Software product offerings. Overall, Wireless subscriber and revenue trends continue to improve from the prior quarter as operating expenses declined, and Software bookings increased as the backlog reached a record high. In addition, we were able to maintain strong operating margins, operate profitably, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends.”

Kelly added: “On the Wireless side, we again exceeded expectations for gross additions, revenue, expenses, EBITDA, operating cash flow and ARPU. The annual rate of revenue erosion reached a record low for the second straight quarter, while the quarterly rate of revenue decline improved to its best level in more than two years. Moreover, the annual rate of subscriber erosion continued near record low levels.”

Kelly said third quarter sales efforts in the Wireless business continued to focus primarily on its core market segments of Healthcare, Government and Large Enterprise. “Healthcare comprised 74.8 percent of our direct subscriber base at September 30th and continued to be our most stable market segment with a consistent level of gross placements and low rate of net churn. Once again we were pleased that healthcare providers continue to recognize the cost and reliability benefits of paging for their most critical messaging needs.”

Commenting on the Software business, Kelly said: “Third quarter bookings increased from both the second quarter and year-earlier quarter while the backlog reached an all-time high of $43.8 million. Our Software sales team added new accounts in such core segments as healthcare, public safety, and government agencies and continued to build a solid pipeline of prospective business. One significant new contract, for example, included four military bases that were looking to improve their emergency call handling and response capabilities. Overall, customer demand remained strong for such software solutions as call center management, clinical alerting middleware, secure texting and emergency notification. Sales activity remained strongest in North America; however, we also added accounts in the Asia-Pacific region and EMEA countries (Europe, Middle East and Africa) as we continued to expand our software business in international markets.”

Kelly noted that the process of remediating the previously identified internal control weakness on Software revenue recognition has been underway and is expected to be completed as early as the fourth quarter. “Upon remediation we expect to report higher Software revenue as we will recognize revenue not only on transactions we complete in the fourth quarter but also revenue for those transactions from the prior quarter that were deferred until expiration of the 90-day warranty period.

Shawn E. Endsley, chief financial officer, said the Company’s balance sheet continued to benefit from strong quarterly performances by both the Wireless and Software businesses. “Improved rates of revenue erosion and subscriber churn, combined with solid operating expense management and stable ARPU, helped drive strong EBITDA in our Wireless business,” he noted, “while our Software bookings and backlog continued to increase. The net result was a consolidated cash balance of $83 million at September 30th. In addition, we continue to operate as a debt-free company and maintain approximately $40 million in borrowing capacity through our credit facility.”

Endsley said the Company is maintaining its previously announced financial guidance for 2013, which projects total revenue to range from $195 million to $213 million, operating expenses (excluding depreciation, amortization and accretion) to range from $150 million to $152 million, and capital expenses to range from $8.1 million to $9.7 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its third quarter results at 10:00 a.m. Eastern Time on Wednesday, November 6, 2013. Dial-in numbers for the call are 719-325-2469 or 888-466-4462. The pass code for the call is 1581551. A replay of the call will be available from 1:00 p.m. ET on November 6 until 1:00 p.m. on Wednesday, November 20. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 1581551.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions nationally and internationally to leading organizations in such industries as healthcare, hospitality, education, business and government. Amcom connects people to each other and the data they need. Its software solutions include critical smartphone communications, contact center optimization, emergency management and clinical workflow improvement. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended September 30,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$35,141	$—	$35,141	$39,235	$—	$39,235
Cellular	235	—	235	314	—	314
Software revenue and other (b)	1,526	12,602	14,128	1,645	13,676	15,321
Other	165	—	165	246	—	246
Total revenue	37,067	12,602	49,669	41,440	13,676	55,116
Operating expenses:
Cost of revenue (b)	220	5,139	5,359	187	4,918	5,105
Service, rental and maintenance (b)	10,307	2,245	12,552	11,239	2,492	13,731
Selling and marketing	2,350	3,885	6,235	2,774	3,269	6,043
General and administrative	10,371	1,760	12,131	10,935	1,531	12,466
Severance and restructuring	—	—	—	—	—	—
Depreciation, amortization and accretion	2,437	1,421	3,858	2,944	1,780	4,724
Total operating expenses	25,685	14,450	40,135	28,079	13,990	42,069
% of total revenue	69.3%	114.7%	80.8%	67.8%	102.3%	76.3%
Operating income (loss)	11,382	(1,848)	9,534	13,361	(314)	13,047
% of total revenue	30.7%	(14.7)%	19.2%	32.2%	(2.3)%	23.7%
Interest expense, net	(65)	(3)	(68)	(64)	—	(64)
Other income (expense), net	89	(5)	84	68	(16)	52
Income (loss) before income tax (expense) benefit	11,406	(1,856)	9,550	13,365	(330)	13,035
Income tax (expense) benefit	(4,442)	654	(3,788)	(5,093)	106	(4,987)
Net income (loss)	$6,964	$(1,202)	$5,762	$8,272	$(224)	$8,048
Basic net income per common share			$0.27			$0.37
Diluted net income per common share			$0.26			$0.36
Basic weighted average common shares outstanding			21,629,289			21,973,473
Diluted weighted average common shares outstanding			21,919,238			22,399,934
Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$11,382	$(1,848)	$9,534	$13,361	$(314)	$13,047
Add back: depreciation, amortization and accretion	2,437	1,421	3,858	2,944	1,780	4,724
EBITDA	$13,819	$(427)	$13,392	$16,305	$1,466	$17,771
% of total revenue	37.3%	(3.4)%	27.0%	39.3%	10.7%	32.2%
Key statistics:
Units in service	1,408	—	1,408	1,546	—	1,546
Average revenue per unit (ARPU)	$8.22	$—	$8.22	$8.36	$—	$8.36
Bookings	$—	$17,302	$17,302	$—	$15,670	$15,670
Backlog	$—	$43,831	$43,831	$—	$36,155	$36,155

(a)	Slight variations in totals are due to rounding.

(b)	Wireless results reflect eliminations for intercompany revenue and expenses.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the nine months ended September 30,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$108,256	$—	$108,256	$121,658	$—	$121,658
Cellular	593	—	593	877	—	877
Software revenue and other (b)	4,299	41,450	45,749	5,101	39,324	44,425
Other	469	—	469	852	—	852
Total revenue	113,617	41,450	155,067	128,488	39,324	167,812
Operating expenses:
Cost of revenue (b)	327	15,700	16,027	516	14,621	15,137
Service, rental and maintenance (b)	31,674	6,732	38,406	34,737	7,189	41,926
Selling and marketing	7,389	11,409	18,798	8,794	8,821	17,615
General and administrative	31,753	5,415	37,168	33,869	4,260	38,129
Severance and restructuring	2	—	2	9	37	46
Depreciation, amortization and accretion	7,213	4,274	11,487	8,613	5,232	13,845
Total operating expenses	78,358	43,530	121,888	86,538	40,160	126,698
% of total revenue	69.0%	105.0%	78.6%	67.4%	102.1%	75.5%
Operating income (loss)	35,259	(2,080)	33,179	41,950	(836)	41,114
% of total revenue	31.0%	(5.0)%	21.4%	32.6%	(2.1)%	24.5%
Interest expense, net	(192)	(4)	(196)	(318)	—	(318)
Other income (expense), net	96	(6)	90	461	(35)	426
Income (loss) before income tax (expense) benefit	35,163	(2,090)	33,073	42,093	(871)	41,222
Income tax (expense) benefit	(14,306)	748	(13,558)	(16,584)	319	(16,265)
Net income (loss)	$20,857	$(1,342)	$19,515	$25,509	$(552)	$24,957
Basic net income per common share			$0.90			$1.13
Diluted net income per common share			$0.89			$1.11
Basic weighted average common shares outstanding			21,653,692			22,069,785
Diluted weighted average common shares outstanding			21,916,063			22,534,127
Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$35,259	$(2,080)	$33,179	$41,950	$(836)	$41,114
Add back: depreciation, amortization and accretion	7,213	4,274	11,487	8,613	5,232	13,845
EBITDA	$42,472	$2,194	$44,666	$50,563	$4,396	$54,959
% of total revenue	37.4%	5.3%	28.8%	39.4%	11.2%	32.8%
Key statistics:
Units in service	1,408	—	1,408	1,546	—	1,546
Average revenue per unit (ARPU)	$8.23	$—	$8.23	$8.41	$—	$8.41
Bookings	$—	$47,181	$47,181	$—	$43,173	$43,173
Backlog	$—	$43,831	$43,831	$—	$36,155	$36,155

(a)	Slight variations in totals are due to rounding.

(b)	Wireless results reflect eliminations for intercompany revenue and expenses.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2013	12/31/2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$82,982	$61,046
Accounts receivable, net	17,114	21,580
Prepaid expenses and other	6,156	5,836
Inventory	2,544	3,257
Escrow receivables	—	275
Deferred income tax assets, net	3,817	3,915
Total current assets	112,613	95,909
Property and equipment, net	21,247	20,809
Goodwill	133,031	133,031
Other intangible assets, net	26,584	30,333
Deferred income tax assets, net	29,765	41,239
Other assets	1,123	1,306
Total assets	$324,363	$322,627
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$10,805	$12,659
Accrued compensation and benefits	11,863	17,806
Consideration payable	—	275
Deferred revenue	27,966	29,986
Total current liabilities	50,634	60,726
Deferred revenue	421	693
Other long-term liabilities	9,469	9,789
Total liabilities	60,524	71,208
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	126,432	125,212
Retained earnings	137,405	126,205
Total stockholders' equity	263,839	251,419
Total liabilities and stockholders' equity	$324,363	$322,627

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2013	9/30/2012
Cash flows from operating activities:
Net income	$19,515	$24,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	11,487	13,845
Amortization of deferred financing costs	194	194
Deferred income tax expense	12,226	15,239
Amortization of stock based compensation	2,200	902
Provisions for doubtful accounts, service credits and other	1,337	1,239
Adjustments of non-cash transaction taxes	(354)	(366)
Loss/(Gain) on disposals of property and equipment	172	(159)
Changes in assets and liabilities:
Accounts receivable	3,129	(2,062)
Prepaid expenses and other assets	(285)	(531)
Accounts payable, accrued liabilities and accrued compensation and benefits	(8,025)	(1,788)
Deferred revenue	(2,292)	1,235
Net cash provided by operating activities	39,304	52,705
Cash flows from investing activities:
Purchases of property and equipment	(7,772)	(7,135)
Proceeds from disposals of property and equipment	10	332
Acquisitions, net of cash acquired	—	(3,000)
Net cash used in investing activities	(7,762)	(9,803)
Cash flows from financing activities:
Repayment of debt	—	(28,250)
Cash dividends to stockholders	(9,606)	(13,829)
Purchase of common stock	—	(4,933)
Net cash used in financing activities	(9,606)	(47,012)
Net increase/(decrease) in cash and cash equivalents	21,936	(4,110)
Cash and cash equivalents, beginning of period	61,046	53,655
Cash and cash equivalents, end of period	$82,982	$49,545
Supplemental disclosure:
Interest paid	$9	$285
Income taxes paid	$926	$1,376

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Revenues:
Paging service	$35,141	$36,064	$37,051	$38,081	$39,235	$40,548	$41,875
Cellular	235	163	195	275	314	286	277
Software revenue	14,128	15,898	15,723	13,381	15,321	14,847	14,257
Other	165	143	161	147	246	280	326
Total revenues	49,669	52,268	53,130	51,884	55,116	55,961	56,735
Operating expenses:
Cost of revenue	5,359	5,485	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance	12,552	12,822	13,032	13,499	13,731	13,892	14,303
Selling and marketing	6,235	6,347	6,216	6,030	6,043	5,919	5,653
General and administrative	12,131	11,885	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	—	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,858	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	—	3,382	—	—	—
Total operating expenses	40,135	40,363	41,390	47,270	42,069	42,151	42,478
% of total revenues	80.8%	77.2%	77.9%	91.1%	76.3%	75.3%	74.9%
Operating income	9,534	11,905	11,740	4,614	13,047	13,810	14,257
% of total revenues	19.2%	22.8%	22.1%	8.9%	23.7%	24.7%	25.1%
Interest expense, net	(68)	(64)	(64)	(62)	(64)	(66)	(188)
Other income (expense), net	84	(75)	81	289	52	436	(62)
Income before income tax expense	9,550	11,766	11,757	4,841	13,035	14,180	14,007
Income tax expense	(3,788)	(4,938)	(4,832)	(2,814)	(4,987)	(5,733)	(5,545)
Net income	$5,762	$6,828	$6,925	$2,027	$8,048	$8,447	$8,462
Basic net income per common share	$0.27	$0.32	$0.32	$0.09	$0.37	$0.38	$0.38
Diluted net income per common share	$0.26	$0.31	$0.32	$0.09	$0.36	$0.37	$0.37
Basic weighted average common shares outstanding	21,629,289	21,644,281	21,688,153	21,492,792	21,973,473	22,130,397	22,106,543
Diluted weighted average common shares outstanding	21,919,238	21,827,149	21,904,862	21,991,673	22,399,934	22,613,517	22,589,483
Reconciliation of operating income to EBITDA (b):
Operating income	$9,534	$11,905	$11,740	$4,614	$13,047	$13,810	$14,257
Add back: depreciation, amortization, accretion and impairment	3,858	3,822	3,807	7,769	4,724	4,606	4,515
EBITDA	$13,392	$15,727	$15,547	$12,383	$17,771	$18,416	$18,772
% of total revenues	27.0%	30.1%	29.3%	23.9%	32.2%	32.9%	33.1%
Key statistics:
Units in service	1,408	1,445	1,480	1,515	1,546	1,583	1,617
Average revenue per unit (ARPU)	$8.22	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50
Bookings	$17,302	$15,626	$14,253	$18,129	$15,670	$15,085	$12,417
Backlog	$43,831	$39,576	$40,183	$40,626	$36,155	$34,391	$32,688

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Cost of revenue
Payroll and related	$2,898	$2,917	$2,838	$2,634	$2,427	$2,324	$2,368
Cost of sales	1,992	2,133	1,890	2,500	2,195	2,434	2,037
Other	469	435	455	575	483	458	411
Total cost of revenue	5,359	5,485	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance
Site rent	4,142	4,237	4,235	4,326	4,326	4,421	4,791
Telecommunications	1,832	1,885	1,889	2,053	2,257	2,346	2,312
Payroll and related	5,053	5,074	5,203	5,432	5,309	5,360	5,529
Stock based compensation	34	10	10	7	6	6	6
Other	1,491	1,616	1,695	1,681	1,833	1,759	1,665
Total service, rental and maintenance	12,552	12,822	13,032	13,499	13,731	13,892	14,303
Selling and marketing
Payroll and related	3,702	3,672	3,594	3,519	3,504	3,544	3,559
Commissions	1,310	1,519	1,387	1,197	1,335	1,343	1,253
Stock based compensation	18	17	17	19	19	18	16
Other	1,205	1,139	1,218	1,295	1,185	1,014	825
Total selling and marketing	6,235	6,347	6,216	6,030	6,043	5,919	5,653
General and administrative
Payroll and related	5,281	5,662	6,026	6,423	5,851	5,972	6,490
Stock based compensation	894	601	599	296	435	(19)	415
Bad debt	274	265	275	300	275	270	234
Facility rent	883	839	844	889	903	868	806
Telecommunications	388	343	375	379	390	443	412
Outside services	2,409	2,111	3,077	2,377	2,353	2,458	2,447
Taxes, licenses and permits	1,106	1,166	1,233	1,312	1,249	1,426	1,501
Other	896	898	723	575	1,010	1,076	864
Total general and administrative	12,131	11,885	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	—	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,858	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	—	3,382	—	—	—
Operating expenses	$40,135	$40,363	$41,390	$47,270	$42,069	$42,151	$42,478
Capital expenditures	$2,504	$2,927	$2,341	$2,854	$2,696	$2,888	$1,551

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Units in service
Beginning units in service
Direct one-way	1,307	1,324	1,346	1,366	1,395	1,423	1,465
Direct two-way	73	73	75	79	82	85	90
Total direct	1,380	1,397	1,421	1,445	1,477	1,508	1,555
Indirect one-way	36	38	48	55	58	60	63
Indirect two-way	29	45	46	46	48	49	50
Total indirect	65	83	94	101	106	109	113
Total beginning units in service	1,445	1,480	1,515	1,546	1,583	1,617	1,668
Gross placements
Direct one-way	40	49	39	46	45	49	41
Direct two-way	3	5	3	2	3	4	3
Total direct	43	54	42	48	48	53	44
Indirect one-way	1	1	1	2	1	2	1
Indirect two-way	—	—	—	—	—	—	—
Total indirect	1	1	1	2	1	2	1
Total gross placements	44	55	43	50	49	55	45
Gross disconnects
Direct one-way	(72)	(66)	(61)	(66)	(74)	(77)	(83)
Direct two-way	(6)	(5)	(5)	(6)	(6)	(7)	(8)
Total direct	(78)	(71)	(66)	(72)	(80)	(84)	(91)
Indirect one-way	(2)	(3)	(11)	(9)	(4)	(4)	(4)
Indirect two-way	(1)	(16)	(1)	—	(2)	(1)	(1)
Total indirect	(3)	(19)	(12)	(9)	(6)	(5)	(5)
Total gross disconnects	(81)	(90)	(78)	(81)	(86)	(89)	(96)
Net loss
Direct one-way	(32)	(17)	(22)	(20)	(29)	(28)	(42)
Direct two-way	(3)	—	(2)	(4)	(3)	(3)	(5)
Total direct	(35)	(17)	(24)	(24)	(32)	(31)	(47)
Indirect one-way	(1)	(2)	(10)	(7)	(3)	(2)	(3)
Indirect two-way	(1)	(16)	(1)	—	(2)	(1)	(1)
Total indirect	(2)	(18)	(11)	(7)	(5)	(3)	(4)
Total net change	(37)	(35)	(35)	(31)	(37)	(34)	(51)
Ending units in service
Direct one-way	1,275	1,307	1,324	1,346	1,366	1,395	1,423
Direct two-way	70	73	73	75	79	82	85
Total direct	1,345	1,380	1,397	1,421	1,445	1,477	1,508
Indirect one-way	35	36	38	48	55	58	60
Indirect two-way	28	29	45	46	46	48	49
Total indirect	63	65	83	94	101	106	109
Total ending units in service	1,408	1,445	1,480	1,515	1,546	1,583	1,617

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
ARPU
Direct one-way	$7.64	$7.67	$7.73	$7.78	$7.84	$7.89	$7.91
Direct two-way	19.93	19.95	20.41	20.52	20.55	20.88	21.08
Total direct	8.29	8.33	8.40	8.47	8.54	8.62	8.67
Indirect one-way	8.90	8.97	8.22	7.51	7.25	7.48	7.61
Indirect two-way	3.97	3.89	3.76	3.87	4.08	4.19	4.33
Total indirect	6.57	6.31	5.85	5.74	5.77	5.97	6.14
Total one-way	7.68	7.71	7.74	7.77	7.82	7.88	7.90
Total two-way	15.20	14.40	13.96	14.16	14.36	14.69	15.00
Total paging ARPU	$8.22	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50
Gross disconnect rate (b)
Direct one-way	(5.6)%	(5.0)%	(4.6)%	(4.8)%	(5.3)%	(5.4)%	(5.7)%
Direct two-way	(7.9)%	(6.7)%	(6.6)%	(7.8)%	(7.7)%	(8.5)%	(8.3)%
Total direct	(5.7)%	(5.1)%	(4.7)%	(5.0)%	(5.5)%	(5.6)%	(5.8)%
Indirect one-way	(6.3)%	(7.4)%	(23.6)%	(16.1)%	(7.6)%	(6.6)%	(7.0)%
Indirect two-way	(4.8)%	(34.0)%	(1.6)%	(1.6)%	(3.1)%	(1.8)%	(1.7)%
Total indirect	(5.6)%	(22.3)%	(12.5)%	(9.3)%	(5.5)%	(4.4)%	(4.7)%
Total one-way	(5.6)%	(5.1)%	(5.2)%	(5.3)%	(5.4)%	(5.4)%	(5.8)%
Total two-way	(7.0)%	(17.3)%	(4.7)%	(5.4)%	(6.0)%	(6.0)%	(5.9)%
Total paging gross disconnect rate	(5.7)%	(6.1)%	(5.2)%	(5.3)%	(5.5)%	(5.5)%	(5.8)%
Net loss rate (c)
Direct one-way	(2.5)%	(1.3)%	(1.7)%	(1.5)%	(2.1)%	(1.9)%	(2.9)%
Direct two-way	(3.6)%	(0.4)%	(1.9)%	(4.9)%	(4.0)%	(3.9)%	(4.9)%
Total direct	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Indirect one-way	(3.3)%	(4.7)%	(21.8)%	(13.2)%	(5.6)%	(4.9)%	(5.4)%
Indirect two-way	(4.1)%	(33.7)%	(1.3)%	(1.3)%	(2.5)%	(1.2)%	(0.9)%
Total indirect	(3.6)%	(21.0)%	(11.5)%	(7.6)%	(4.2)%	(3.2)%	(3.4)%
Total one-way	(2.5)%	(1.4)%	(2.4)%	(1.9)%	(2.2)%	(2.0)%	(3.0)%
Total two-way	(3.8)%	(13.3)%	(1.6)%	(3.5)%	(3.5)%	(2.9)%	(3.5)%
Total paging net loss rate	(2.6)%	(2.4)%	(2.3)%	(2.0)%	(2.3)%	(2.1)%	(3.0)%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Gross placement rate (b)
Healthcare	3.3%	4.5%	3.4%	3.9%	3.7%	4.3%	3.3%
Government	1.7%	2.3%	1.6%	1.5%	2.5%	1.8%	1.3%
Large enterprise	4.3%	2.4%	2.1%	2.3%	2.0%	1.9%	2.4%
Other	2.0%	1.5%	1.8%	1.9%	2.1%	2.0%	2.2%
Total direct	3.1%	3.8%	3.0%	3.3%	3.2%	3.5%	2.8%
Total indirect	1.9%	1.4%	1.0%	1.7%	1.3%	1.2%	1.3%
Total	3.1%	3.7%	2.9%	3.2%	3.1%	3.4%	2.7%
Gross disconnect rate (b)
Healthcare	(5.2)%	(4.4)%	(3.9)%	(4.4)%	(4.5)%	(4.5)%	(4.7)%
Government	(7.9)%	(7.1)%	(5.9)%	(6.7)%	(6.8)%	(7.0)%	(7.7)%
Large enterprise	(6.0)%	(6.7)%	(7.0)%	(5.7)%	(7.3)%	(8.0)%	(7.7)%
Other	(6.5)%	(7.4)%	(7.3)%	(7.0)%	(8.1)%	(8.7)%	(9.2)%
Total direct	(5.7)%	(5.1)%	(4.7)%	(5.0)%	(5.5)%	(5.6)%	(5.8)%
Total indirect	(5.6)%	(22.3)%	(12.5)%	(9.3)%	(5.5)%	(4.4)%	(4.7)%
Total	(5.7)%	(6.1)%	(5.2)%	(5.3)%	(5.5)%	(5.5)%	(5.8)%
Net loss rate (b)
Healthcare	(1.9)%	—%	(0.5)%	(0.4)%	(0.9)%	(0.2)%	(1.4)%
Government	(6.3)%	(4.6)%	(4.3)%	(5.2)%	(4.3)%	(5.2)%	(6.4)%
Large enterprise	(1.6)%	(4.2)%	(4.9)%	(3.4)%	(5.3)%	(6.1)%	(5.3)%
Other	(4.5)%	(5.9)%	(5.5)%	(5.1)%	(5.9)%	(6.8)%	(7.1)%
Total direct	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Total indirect	(3.6)%	(21.0)%	(11.5)%	(7.6)%	(4.2)%	(3.2)%	(3.4)%
Total	(2.6)%	(2.4)%	(2.3)%	(2.0)%	(2.3)%	(2.1)%	(3.0)%
End of period units in service % of total (b)
Healthcare	71.4%	70.9%	68.4%	67.1%	65.9%	64.9%	63.6%
Government	8.8%	9.1%	10.1%	10.3%	10.8%	11.1%	11.5%
Large enterprise	8.2%	8.1%	8.3%	8.5%	8.6%	8.9%	9.3%
Other	7.1%	7.3%	7.6%	7.9%	8.1%	8.4%	8.8%
Total direct	95.5%	95.4%	94.4%	93.8%	93.4%	93.3%	93.2%
Total indirect	4.5%	4.6%	5.6%	6.2%	6.6%	6.7%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)
Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Account size ending units in service (000's)
1 to 3 units	45	47	49	52	55	58	61
4 to 10 units	26	28	29	31	33	35	37
11 to 50 units	64	67	71	75	78	82	86
51 to 100 units	43	45	47	49	50	52	54
101 to 1,000 units	293	305	321	334	343	356	373
>1,000 units	874	888	880	880	886	894	897
Total	1,345	1,380	1,397	1,421	1,445	1,477	1,508
End of period units in service % of total direct
1 to 3 units	3.3%	3.4%	3.5%	3.6%	3.8%	3.9%	4.1%
4 to 10 units	2.0%	2.0%	2.1%	2.2%	2.3%	2.3%	2.3%
11 to 50 units	4.8%	4.8%	5.1%	5.3%	5.4%	5.6%	5.7%
51 to 100 units	3.2%	3.2%	3.4%	3.5%	3.5%	3.5%	3.6%
101 to 1,000 units	21.8%	22.1%	23.0%	23.5%	23.7%	24.1%	24.8%
>1,000 units	64.9%	64.5%	62.9%	61.9%	61.3%	60.6%	59.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.6)%	(5.1)%	(4.8)%	(5.5)%	(5.3)%	(5.7)%	(6.2)%
4 to 10 units	(5.3)%	(5.3)%	(6.0)%	(5.5)%	(4.8)%	(6.2)%	(6.2)%
11 to 50 units	(3.9)%	(6.4)%	(4.8)%	(4.6)%	(4.8)%	(4.1)%	(7.1)%
51 to 100 units	(2.8)%	(5.3)%	(4.0)%	(2.6)%	(3.9)%	(2.4)%	(3.9)%
101 to 1,000 units	(4.0)%	(5.0)%	(3.9)%	(2.6)%	(3.8)%	(4.7)%	(1.7)%
>1,000 units	(1.7)%	1.1%	(0.2)%	(0.6)%	(1.0)%	(0.3)%	(2.7)%
Total	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Account size ARPU
1 to 3 units	$15.13	$15.12	$15.22	$15.29	$15.43	$15.49	$15.49
4 to 10 units	14.38	14.29	14.33	14.39	14.42	14.40	14.45
11 to 50 units	12.06	11.96	12.06	12.04	12.11	12.24	12.15
51 to 100 units	10.66	10.42	10.47	10.47	10.48	10.35	10.52
101 to 1,000 units	8.85	8.84	8.84	8.94	8.97	9.01	9.04
>1,000 units	7.17	7.19	7.23	7.24	7.28	7.34	7.35
Total	$8.29	$8.33	$8.40	$8.47	$8.54	$8.62	$8.67
Cellular:
Number of activations	970	799	925	1,041	948	1,052	1,070
Revenue from cellular services (000's)	$235	$163	$195	$275	$314	$286	$277

(a)	Slight variations in totals are due to rounding.